Item 77H - 	Deutsche Government Money
Market Series and Deutsche
Government Cash Reserves Fund
Institutional (each a series of
Deutsche Money Market Trust
(the "Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of Registrant's series because such person had owned more than 25% of the series based on the records of the series as of April 6, 2016 and April 3, 2017.
As of April 6, 2016:
No investor beneficially owned 25% or more of Deutsche Government Money Market Series or
Deutsche Government Cash Reserves Fund
Institutional as of April 6, 2016.

As of April 3, 2017:

Series
Name of Person
Ownership
as % of
Series
Deutsche
Government
Money
Market Series
HARE & CO #2
111 SANDERS
CREEK PKWY
EAST SYRACUSE
NY 13057-1382
27.00%
Deutsche
Government
Cash
Reserves
Fund
Institutional
TSS AS AGENT
FOR
WELLS FARGO
DLR FLRPLN MSR
NOTE
PRINCIPAL ACCT
C/O WELLS
FARGO CORP TAX
550 S 4TH ST
XXXXX-XXX
MINNEAPOLIS,
MN 55415
38.26%